Exhibit 99.1

Argo Group Reports 2019 Fourth Quarter and Full-Year Results

HAMILTON, Bermuda (February 24, 2020) - Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or the “Company”) today announced financial results for the three months and year ended December 31, 2019. On February 12, the company issued preliminary comments on its financial results. In addition, on February 18, the company announced certain governance and management changes, including the appointment of Kevin Rehnberg as permanent CEO.

“We believe our organization has great potential, but our results for 2019 are not indicative of our future direction,” said Rehnberg. “Immediately upon my appointment as Interim CEO in November, we started a review process of all of Argo’s operations. That review process is ongoing. The company has a strong foundation of specialty insurance and reinsurance businesses, focused largely on the most attractive specialty market – U.S. domiciled risks. The core of this foundation is not going to change, but it can certainly be enhanced. Some of our businesses are performing very well today, while others are not meeting return expectations. We are acting swiftly to address areas where the available return prospects are not achievable in the near term and do not fit our focused strategic direction.

“Going forward, we are insisting upon a culture of results and accountability, as well as a set of operating principles that will help us to be a more focused and efficient organization,” added Rehnberg. “We are eliminating unnecessary spending and will deploy capital more strategically going forward. We believe Argo has an excellent specialty platform and world-class talent. We intend to work together to aggressively pursue our financial targets and deliver an improving return on equity over the near and long term. We look forward to sharing more about this strategy on our earnings call tomorrow and throughout the rest of the year.”

“The Board is fully supportive of Kevin’s vision for the Company and impressed by all that has been achieved over the past few months, and we welcome him as Argo’s permanent CEO,” said Thomas Bradley, Chairman-elect of the Argo Board of Directors. “He and the team have a strong track record of operational excellence and noteworthy results in the U.S. We are confident in Kevin’s ability to execute those strategies companywide. We believe the Argo management team has been strengthened by recent hires, and we are confident in their ability to deliver on the Company’s commitments to customers, employees and shareholders.”

Segment Overview – U.S. Operations

●
Gross written premiums in the 2019 fourth quarter of $465.1 million increased $38.3 million or 9% compared to the 2018 fourth quarter. The overall increase reflects an improving rate environment, continued focus on execution of strategic growth plans and digital initiatives, while still executing on appropriate risk selection and exposure management actions.

●
Net earned premiums in the 2019 fourth quarter of $271.1 million were consistent with the 2018 fourth quarter net earned premiums of $271.3 million. The change in net earned premiums relative to the growth in gross written premiums is due to the ongoing strategic use of reinsurance programs as part of overall risk management initiatives and a one-time ceded premium adjustment of $22 million.

●
The loss ratio for the 2019 fourth quarter was 71.6%, compared to 59.0% for the 2018 fourth quarter. The current accident year ex-CAT loss ratio for the 2019 fourth quarter was 62.2%, compared to 58.0% for the 2018 fourth quarter. The 4.2 point increase in the current accident year ex-CAT loss ratio was driven by increases in the Liability, Professional, and Property lines loss ratios.

●
Net unfavorable prior accident year reserve development for the 2019 fourth quarter was $25.5 million. The unfavorable prior accident year reserve development is related primarily to Liability lines, and to a lesser extent Property and Professional lines. These increases were partially offset by favorable prior year development in Specialty lines.

●
The expense ratio for the 2019 fourth quarter was 33.2%, compared to 33.0% for the fourth quarter of 2018, a 0.2 point increase. The modest increase in the 2019 fourth quarter expense ratio reflected the ceded premium adjustment mentioned previously, as well as an increase in the acquisition expense ratio due to business mix.

Segment Overview – International Operations

●
Gross written premiums in the 2019 fourth quarter of $247.6 million decreased 10% compared to the 2018 fourth quarter. The decrease reflects the effects of planned remedial underwriting actions, including the termination of certain programs and classes of business that did not meet our financial objectives. These planned reductions were partially offset by continued rate increases and targeted growth in select markets.

●
Net earned premiums in the 2019 fourth quarter of $154.6 million decreased $26.5 million or 14.6% from the 2018 fourth quarter. The net earned premium declines in the quarter were due to the ongoing strategic use of reinsurance programs and an increased use of third-party capital, most notably within Property Reinsurance lines.

●
The loss ratio for the 2019 fourth quarter was 100.3%, compared to 66.0% for the 2018 fourth quarter. The current accident year ex-CAT loss ratio for the 2019 fourth quarter was 72.0%, compared to 60.4% for the 2018 fourth quarter. The increase in the current accident year ex-CAT loss ratio reflected a change in actuarial estimates based on a more frequent occurrence of attritional and large losses across most divisions in our Syndicate 1200 operation and the recalibration of the current accident year based on prior accident year reserve adjustments.

●
Net unfavorable prior accident year reserve development for the 2019 fourth quarter was $40.9 million. The current quarter reserve movements were primarily the result of new information received relating to claims trends across various lines of business, the resolution and/or notification of several large losses, as well as businesses previously exited or where we have taken aggressive underwriting actions to improve profitability.

●	Catastrophe losses incurred for the 2019 fourth quarter were $3.1 million, which primarily related to Typhoon Hagibis in Japan.

●
The expense ratio for the 2019 fourth quarter was 48.8% compared to 38.5% in the prior year quarter. The increased expense ratio related to continued investments in technology and digital initiatives, severance costs associated with the exit of certain businesses, retention of certain costs previously allocated to third-party capital providers and the noted reduction of net earned premiums.

●
During the fourth quarter of 2019, results for International included a goodwill impairment charge of approximately $16 million related to Argo’s European business unit. This was a result of an ongoing strategic review and recent operating results of this business unit.

Other Corporate Expense

During the year ended December 31, 2019, we incurred costs associated with a number of activities that began with first quarter proxy solicitation efforts and shareholder engagement. The costs associated with these and other activities, which include responding to a subpoena from the U.S. Securities and Exchange Commission, a separation agreement with our former CEO, and exiting certain contractual obligations related to sponsorships, aviation and other corporate assets, are recorded as “Other corporate expenses” in the consolidated financial highlights. In the fourth quarter of 2019, Other corporate expenses were $25.9 million. There were no comparable costs incurred during the 2018 fourth quarter.

Investor Conference Call

Argo Group management will conduct an investor conference call starting at 11 a.m. EST on Tuesday, February 25, 2020.

A live webcast of the conference call can be accessed at https://services.choruscall.com/links/argo200225.html. Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610. Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo200225.html. A telephone replay of the conference call will be available through March 3, 2020, to callers in the U.S. by dialing (877) 344-7529 (conference 10139284). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference 10139284).

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2019	2018
	(unaudited)
Assets
Total investments	$5,099.4	$4,787.0
Cash	137.8	139.2
Accrued investment income	25.7	27.2
Receivables	3,792.8	3,338.2
Goodwill and intangible assets	253.2	270.5
Deferred acquisition costs, net	160.2	167.3
Ceded unearned premiums	545.0	457.7
Other assets	500.4	371.1
Total assets	$10,514.5	$9,558.2

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,157.6	$4,654.6
Unearned premiums	1,410.9	1,300.9
Ceded reinsurance payable, net	1,203.1	970.5
Senior unsecured fixed rate notes	140.0	139.8
Other indebtedness	181.3	183.4
Junior subordinated debentures	257.4	257.0
Other liabilities	383.1	305.3
Total liabilities	8,733.4	7,811.5

Total shareholders' equity	1,781.1	1,746.7
Total liabilities and shareholders' equity	$10,514.5	$9,558.2

Book value per common share	$51.80	$51.43

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Gross written premiums	$712.8	$702.0	$3,129.2	$2,955.2
Net written premiums	399.4	424.5	1,754.4	1,765.5

Earned premiums	425.8	452.4	1,729.5	1,731.7
Net investment income	34.2	29.4	151.1	133.1
Fee and other income	2.8	1.8	9.1	9.0
Net realized investment gains (losses):
Net realized investment gains	120.5	2.0	120.8	33.1
Change in fair value of equity securities	(98.8)	(83.0)	(40.8)	(105.1)
Net realized investment gains (losses)	21.7	(81.0)	80.0	(72.0)
Total revenue	484.5	402.6	1,969.7	1,801.8

Losses and loss adjustment expenses	359.2	280.6	1,220.7	1,040.8
Underwriting, acquisition and insurance expenses	180.2	169.7	665.8	654.7
Other corporate expenses	25.9	—	37.6	—
Interest expense	8.3	8.2	33.6	31.6
Fee and other expense	2.0	1.6	5.8	7.1
Foreign currency exchange (gains) loss	(3.4)	2.2	(9.6)	(0.1)
Impairment of goodwill	15.6	—	15.6	—
Total expenses	587.8	462.3	1,969.5	1,734.1

(Loss) income before income taxes	(103.3)	(59.7)	0.2	67.7
Income tax provision (benefit)	—	(16.1)	8.6	4.1
Net (loss) income	$(103.3)	$(43.6)	$(8.4)	$63.6

Net (loss) income per common share (basic)	$(3.01)	$(1.29)	$(0.25)	$1.87
Net (loss) income per common share (diluted)	$(3.01)	$(1.29)	$(0.25)	$1.83

Weighted average common shares:
Basic	34.3	33.9	34.2	33.9
Diluted	34.3	33.9	34.2	34.7

Loss ratio	84.4%	62.0%	70.6%	60.1%
Expense ratio (1)	42.3%	37.5%	38.5%	37.8%
GAAP combined ratio	126.7%	99.5%	109.1%	97.9%
CAY ex-CAT combined ratio (2)	107.9%	95.6%	99.1%	95.4%

(1)	The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premiums".
(2)	For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $0.9 million and $0.8 million for the three months and year ended December 31, 2019, and $9.4 million and $9.0 million for the three months and year ended December 31, 2018.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
U.S. Operations
Gross written premiums	$465.1	$426.8	$1,859.3	$1,692.2
Net written premiums	262.1	259.5	1,166.1	1,125.7
Earned premiums	271.1	271.3	1,119.7	1,078.9

Underwriting (loss) income	(13.0)	21.7	60.6	95.9
Net investment income	19.9	18.2	100.0	82.9
Interest expense	(5.0)	(4.3)	(20.5)	(16.2)
Fee expense, net	(1.1)	(1.0)	(1.0)	(1.2)
Net income before taxes	$0.8	$34.6	$139.1	$161.4

Loss ratio	71.6%	59.0%	61.7%	58.2%
Expense ratio (1)	33.2%	33.0%	32.9%	32.9%
GAAP combined ratio	104.8%	92.0%	94.6%	91.1%
CAY ex-CAT combined ratio (2)	95.4%	90.0%	91.9%	91.0%

International Operations
Gross written premiums	$247.6	$275.2	$1,269.7	$1,262.7
Net written premiums	137.2	165.0	588.1	639.5
Earned premiums	154.6	181.1	609.6	652.5

Underwriting (loss) income	(75.9)	(8.1)	(158.9)	6.4
Net investment income	12.9	7.3	44.2	32.9
Interest expense	(2.6)	(2.4)	(11.0)	(9.3)
Fee income, net	1.9	1.2	4.3	2.9
Impairment of goodwill	(15.6)	—	(15.6)	—
Net (loss) income before taxes	$(79.3)	$(2.0)	$(137.0)	$32.9

Loss ratio	100.3%	66.0%	85.0%	61.3%
Expense ratio (1)	48.8%	38.5%	41.0%	37.7%
GAAP combined ratio	149.1%	104.5%	126.0%	99.0%
CAY ex-CAT combined ratio (3)	120.6%	98.5%	104.7%	94.6%

(1)	The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premiums".
(2)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $7.7 million for both the three months and year ended December 31, 2018.

(3)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $0.9 million and $0.8 million for the three months and year ended December 31, 2019, and $1.7 million and $1.3 million for the three months and year ended December 31, 2018.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
U.S. Operations
Loss ratio	71.6%	59.0%	61.7%	58.2%
Prior accident year loss reserve development	(9.4)%	2.2%	(1.4)%	1.9%
Catastrophe losses	—%	(3.2)%	(1.3)%	(1.8)%
CAY ex-CAT loss ratio (1)	62.2%	58.0%	59.0%	58.3%

International Operations
Loss ratio	100.3%	66.0%	85.0%	61.3%
Prior accident year loss reserve development	(26.3)%	4.8%	(18.1)%	1.5%
Catastrophe losses	(2.0)%	(10.4)%	(3.2)%	(5.8)%
CAY ex-CAT loss ratio (2)	72.0%	60.4%	63.7%	57.0%

Consolidated
Loss ratio	84.4%	62.0%	70.6%	60.1%
Prior accident year loss reserve development	(17.9)%	3.0%	(8.0)%	1.0%
Catastrophe losses	(0.8)%	(6.1)%	(2.0)%	(3.3)%
CAY ex-CAT loss ratio (3)	65.7%	58.9%	60.6%	57.8%

(1)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $7.7 million for both the three months and year ended December 31, 2018.

(2)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $0.9 million and $0.8 million for the three months and year ended December 31, 2019, and $1.7 million and $1.3 million for the three months and year ended December 31, 2018.

(3)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $0.9 million and $0.8 million for the three months and year ended December 31, 2019, and $9.4 million and $9.0 million for the three months and year ended December 31, 2018.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$25.5	$(6.0)	$15.7	$(20.8)
International Operations	40.9	(8.7)	110.4	(9.5)
Run-off Lines	10.1	0.8	12.0	12.3
Total net prior-year reserve development	$76.5	$(13.9)	$138.1	$(18.0)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Catastrophe Losses
Catastrophe losses:
U.S. Operations	$0.1	$4.4	$14.4	$15.6
International Operations	2.2	17.9	19.2	37.3
Total catastrophe losses	2.3	22.3	33.6	52.9

CAT-related reinstatement premium adjustments:
U.S. Operations	—	7.7	—	7.7
International Operations	0.9	1.7	0.8	1.3
Total CAT-related reinstatement premium adjustments	0.9	9.4	0.8	9.0

Catastrophe losses, inclusive of CAT-related reinstatement premium adjustments:
U.S. Operations	0.1	12.1	14.4	23.3
International Operations	3.1	19.6	20.0	38.6
Total catastrophe losses, inclusive of CAT-related reinstatement premium adjustments	$3.2	$31.7	$34.4	$61.9

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING (LOSS) INCOME TO NET INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net (loss) income	$(103.3)	$(43.6)	$(8.4)	$63.6
Add (deduct):
Income tax provision (benefit)	—	(16.1)	8.6	4.1
Net investment income	(34.2)	(29.4)	(151.1)	(133.1)
Net realized investment (gains) losses	(21.7)	81.0	(80.0)	72.0
Fee and other income	(2.8)	(1.8)	(9.1)	(9.0)
Interest expense	8.3	8.2	33.6	31.6
Fee and other expense	2.0	1.6	5.8	7.1
Foreign currency exchange (gains) loss	(3.4)	2.2	(9.6)	(0.1)
Other corporate expenses	25.9	—	37.6	—
Impairment of goodwill	15.6	—	15.6	—
Underwriting (loss) income	$(113.6)	$2.1	$(157.0)	$36.2

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME TO NET INCOME
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net (loss) income, as reported	$(103.3)	$(43.6)	$(8.4)	$63.6
Income tax provision (benefit)	—	(16.1)	8.6	4.1
Net (loss) income, before taxes	(103.3)	(59.7)	0.2	67.7
Add (deduct):
Net realized investment (gains) losses	(21.7)	81.0	(80.0)	72.0
Foreign currency exchange (gains) loss	(3.4)	2.2	(9.6)	(0.1)
Other corporate expenses	25.9	—	37.6	—
Impairment of goodwill	15.6	—	15.6	—
Adjusted operating (loss) income before taxes	(86.9)	23.5	(36.2)	139.6
Income tax (benefit) provision, at assumed rate (1)	(13.0)	4.7	(5.4)	27.9
Adjusted operating (loss) income	$(73.9)	$18.8	$(30.8)	$111.7

Adjusted operating (loss) income per common share (diluted)	$(2.15)	$0.55	$(0.90)	$3.22

Weighted average common shares, diluted	34.3	33.9	34.2	34.7

(1)	For the purpose of calculating Adjusted Operating Income, assumed tax rates of 15% and 20% were used for the 2019 and 2018 periods, respectively.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET INCOME
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Segment income (loss) before income taxes:
U.S. Operations	$0.8	$34.6	$139.1	$161.4
International Operations	(79.3)	(2.0)	(137.0)	32.9
Run-off Lines	(10.0)	(0.7)	(9.8)	(9.3)
Corporate and Other	(14.0)	(8.4)	(44.1)	(45.4)
Net realized investment gains (losses)	21.7	(81.0)	80.0	(72.0)
Foreign currency exchange (gains) loss	3.4	(2.2)	9.6	0.1
Other corporate expenses	(25.9)	—	(37.6)	—
(Loss) income before income taxes	(103.3)	(59.7)	0.2	67.7
Income tax (benefit) provision	—	(16.1)	8.6	4.1
Net (loss) income	$(103.3)	$(43.6)	$(8.4)	$63.6

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended December 31, 2019			Three months ended December 31, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$57.6	$33.9	$37.4	$58.6	$22.2	$25.6
Liability	259.7	144.2	166.3	251.5	162.5	178.5
Professional	95.8	54.8	39.3	70.4	39.4	36.1
Specialty	52.0	29.2	28.1	46.3	35.4	31.1
Total	$465.1	$262.1	$271.1	$426.8	$259.5	$271.3

	Year ended December 31, 2019			Year ended December 31, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$284.9	$146.5	$137.5	$252.3	$135.9	$126.4
Liability	1,072.6	701.3	700.1	1,042.3	716.1	707.1
Professional	315.9	190.9	158.9	234.8	147.0	131.6
Specialty	185.9	127.4	123.2	162.8	126.7	113.8
Total	$1,859.3	$1,166.1	$1,119.7	$1,692.2	$1,125.7	$1,078.9

International Operations	Three months ended December 31, 2019			Three months ended December 31, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$59.5	$32.3	$43.8	$87.7	$41.6	$54.6
Liability	47.4	22.8	21.3	48.8	27.2	28.4
Professional	57.2	34.5	32.6	48.8	32.5	27.3
Specialty	83.5	47.6	56.9	89.9	63.7	70.8
Total	$247.6	$137.2	$154.6	$275.2	$165.0	$181.1

	Year ended December 31, 2019			Year ended December 31, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$504.7	$153.0	$162.9	$496.6	$176.7	$210.7
Liability	198.0	97.0	105.2	193.7	107.4	100.1
Professional	208.4	120.1	115.3	190.2	112.8	103.3
Specialty	358.6	218.0	226.2	382.2	242.6	238.4
Total	$1,269.7	$588.1	$609.6	$1,262.7	$639.5	$652.5

Consolidated	Three months ended December 31, 2019			Three months ended December 31, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$117.1	$66.2	$81.2	$146.3	$63.8	$80.2
Liability	307.2	167.1	187.7	300.3	189.7	206.9
Professional	153.0	89.3	71.9	119.2	71.9	63.4
Specialty	135.5	76.8	85.0	136.2	99.1	101.9
Total	$712.8	$399.4	$425.8	$702.0	$424.5	$452.4

	Year ended December 31, 2019			Year ended December 31, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$789.6	$299.5	$300.4	$748.9	$312.6	$337.1
Liability	1,270.8	798.5	805.5	1,236.3	823.8	807.5
Professional	524.3	311.0	274.2	425.0	259.8	234.9
Specialty	544.5	345.4	349.4	545.0	369.3	352.2
Total	$3,129.2	$1,754.4	$1,729.5	$2,955.2	$1,765.5	$1,731.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net investment income, excluding alternative investments	$33.7	$30.3	$131.2	$113.3
Alternative investments	0.5	(0.9)	19.9	19.8
Total net investment income	$34.2	$29.4	$151.1	$133.1

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2019	2018		2019	2018
Net (loss) income	$(103.3)		$(43.6)	$(8.4)		$63.6
Adjusted operating (loss) income (1)	(73.9)		18.8	(30.8)		111.7

Shareholders' Equity - Beginning of period	$1,893.4		$1,818.1	$1,746.7		$1,819.7
Shareholders' Equity - End of period	1,781.1		1,746.7	1,781.1		1,746.7
Average Shareholders' Equity	$1,837.3		$1,782.4	$1,763.9		$1,783.2

Shares outstanding - End of period	34.382		33.961	34.382		33.961

Book value per share	$51.80		$51.43	$51.80		$51.43
Cash dividends paid per share during 2019	0.31			1.24
Book value per share, December 31, 2019 - including cash dividends paid	$52.11	$		$53.04	$

Book value per share, prior period (2)	$55.18	$		$51.43	$
Change in book value per share during 2019 (2)	(5.6)%			3.1%

Annualized return on average shareholders' equity	(22.5)%		(9.8)%	(0.5)%		3.6%
Annualized adjusted operating return on average shareholders' equity	(16.1)%		4.2%	(1.7)%		6.3%

(1)	For the purpose of calculating Adjusted Operating Income, assumed tax rates of 15% and 20% were used for the 2019 and 2018 periods, respectively.

(2)
The percentage change in book value per share is calculated by including cash dividends of $0.31 per share and $1.24 per share paid to shareholders during the three months and year ended December 31, 2019, respectively. This adjusted amount (Book value per share, including dividends) is then compared to the book value per share as of September 30, 2019 and December 31, 2018, respectively, to determine the change for the three months and year ended December 31, 2019.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO), is an underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group’s insurance subsidiaries are A.M. Best-rated “A” (Excellent), and Argo Group’s U.S. insurance subsidiaries are Standard and Poor’s-rated “A-” (Strong). More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Ariel Re and other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors and; 18) costs associated with shareholder activism and the independent directors’ review of governance and compensation matters.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedents, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents the net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred). Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income. The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year ex-CAT combined ratio” and the “Current accident year ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its' underwriting activity and represents the net amount of underwriting income excluding catastrophe-related charges (impacts to both premiums and losses), the impact of changes to prior year loss reserves and other one-time items that would impact expenses or net earned premiums. Although this measure does not replace the combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Adjusted operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at assumed effective tax rates of 15% for 2019 and 20% for 2018) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of adjusted operating income because these amounts are influenced by and fluctuate in part, by market conditions and other factors that are outside of management’s control. Given the unique and non-recurring nature of the events that gave rise to such charges and costs, “impairment of goodwill” and “other corporate expenses”, which include certain costs associated with recent proxy solicitation and related activities, including the independent directors’ review of certain governance and compensation matters, costs associated with the separation of our former chief executive officer, losses and impairments of certain assets that were disposed of, or held for sale, and costs associated with the cancellation of certain sponsorship and marketing services, are not considered part of Adjusted Operating Income.

In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Adjusted operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized adjusted operating return on average shareholders' equity" is calculated using adjusted operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.

The “percentage change in book value per share” included in the 2019 Fourth quarter Recap includes (by adding) the effects of cash dividends paid per share to the calculated book value per share for the current period. This adjusted amount is then compared to the prior period’s book value per share to determine the period over period change. The Company believes that including the dividends paid per share allows users of its financial statements to more easily identify the impact of the changes in book value per share from the perspective of investors.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

Contact:

Brett Shirreffs	David Snowden
Head of Investor Relations	Senior Vice President, Communications & Media
212.607.8830	210.321.2104
brett.shirreffs@argogroupus.com	david.snowden@argogroupus.com

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